Exhibit 13.1

CERTIFICATIONS UNDER SECTION 906

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Rosetta Genomics, Ltd, an Israeli corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the period ended December 31, 2007 (the “Form 20-F”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 26, 2008	/s/ Amir Avneil
Amir Avniel Chief Executive Officer and President (principal executive officer)

Dated: June 26, 2008	/s/ Tamir Kazaz
Tamir Kazaz, CPA Chief Financial Officer (principal accounting and financial officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.